SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2011

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

1740 Technology Drive, Suite 460
San Jose, California 95110
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2011, in anticipation of the expiration of its current headquarters lease, Selectica, Inc. (the “Company”) entered into an Office Lease, effective as of July 8, 2011, with 2121 El Camino Investors, LLC, whereby the Company is leasing approximately 10,287 square feet of office space at a premises located at 2121 South El Camino Real, San Mateo, California to where the Company intends to relocate its headquarters.  The lease commences on October 1, 2011 and has a term of 39 months.  No monthly rent is due for the initial three months, after which the monthly rent sets to $19,545.30 and is subject to increases over the course of the lease at certain specified months.  The Company has an option to extend the lease for an additional two years at the market rent as determined under the lease.

The summary of the lease set forth above does not purport to be complete and is qualified in its entirety by reference to the lease, a copy of which is filed as Exhibit 10.1 to this Report, and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Office Lease executed July 28, 2011, and effective as of July 8, 2011, by and between 2121 El Camino Investors, LLC and Selectica, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011

SELECTICA, INC.

By:   /s/ Todd Spartz
Name:  Todd Spartz
Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease executed July 28, 2011, and effective as of July 8, 2011, by and between 2121 El Camino Investors, LLC and Selectica, Inc.